Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following registration statements on Form S-3 and related prospectuses of The Williams Companies, Inc. and in the following registration statements on Form S-8 of our report dated February 27, 2012, except as it relates to the matter discussed under Basis of Presentation – Correction of error in Note 1, as to which the date is May 1, 2012, with respect to the consolidated financial statements and schedules of The Williams Companies, Inc., and our report dated February 27, 2012, except for the effects of the material weakness described in the sixth paragraph (of that report), as to which the date is May 1, 2012, with respect to the effectiveness of internal control over financial reporting of The Williams Companies, Inc., included in this Form 10-K/A Amendment No. 2:

Form S-3:
Registration Statement Nos. 333-29185, 333-106504 and 333-159559

Form S-8:

Registration Statement No. 333-03957 - The Williams Companies, Inc. 1996 Stock
Plan for Non-Employee Directors

Registration Statement No. 333-40721 - The Williams Companies, Inc. 1996
Stock Plan for Nonofficer Employees

Registration Statement No. 333-51994 - The Williams Companies, Inc. 1996
Stock Plan for Nonofficer Employees

Registration Statement No. 333-85542 - The Williams Investment Plus Plan

Registration Statement No. 333-85546 - The Williams Companies, Inc. 2002
Incentive Plan

Registration Statement No. 333-142985 - The Williams Companies, Inc. Employee
Stock Purchase Plan and The Williams
Companies, Inc. 2007 Incentive Plan

Registration Statement No. 333-167123 - The Williams Companies, Inc. 2007
Incentive Plan

/s/ Ernst & Young LLP

Tulsa, Oklahoma

May 1, 2012